UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2012

Viggle Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11 th Floor New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(212)  231-0092
(Registrant’s Telephone Number, including Area Code)

Function (X) Inc., 159 East 70th Street, New York, New York 10021
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	John Small

On September 10, 2012, the Board of Directors of Viggle Inc. (the “Company”) appointed John Small to serve as the Company’s Chief Financial Officer, effective immediately.

Mr. Small, 44 years old, has served as the Company’s Executive Vice President of Corporate Strategy and Development since 2011.  He came to the Company after serving as a Senior Asset Manager for GLG Partners from April 2000 until August 2011.  At GLG Partners, Mr. Small was responsible for TMT and Renewable Energy positions.  John Small is on the Board of Directors of ViSole, and has previously served on the Boards of Directors of Loyalty Alliance, Infinia Corporation, PayEaseCorporation, New Millenium Solar Equipment Co., and ShortList Media Ltd.  Mr. Small is a CFA and holds a BA, Economics and International Relations from Cornell University.

Mr. Small’s employment agreement, which became effective of August 16, 2011 when he was appointed Head of Strategy and Corporate Development, provides for an annual salary of $300,000, as well as grants of options to purchase a total of 750,000 shares of the Company’s common stock at a price of $10.00 per share (number of shares and per share price are post 1 for 2 reverse split).  If he is terminated without cause, due to death, disability, or change of control, he will receive a lump sum equal to three months’ base salary, a pro-rated annual bonus based on the prior year’s bonus, continuation of health benefits for two months (only in the event of termination without cause, death or change of control) , and accelerated vesting of stock options (provided that options granted in the second employment year shall only vest if such termination occurs after the first employment year and options granted in the third employment year shall only vest if such termination occurs after the second employment year).  Mr. Small received an additional grant of options to purchase 1,250,000 shares of Company common stock on September 6, 2012 at $0.84 per share.  Twenty-five percent vested at the time of grant, and twenty-five percent will vest annually in arrears for each of the next 3 years.

A copy of Mr. Small’s employment agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference.

(b)	Benjamin Chen

The Company previously reported on its Form 8-K dated August 13, 2012 that Benjamin Chen has been appointed to the Office of the Chairman to advise and consult with Robert F.X. Sillerman, the Company’s Executive Chairman and Chief Executive Officer.  Mr. Chen entered into a consulting agreement with the Company on September 11, 2012.  Pursuant to such Agreement, (i) his compensation will be computed at the rate of $37,500 per month, payable two-thirds monthly in arrears and one-third in January 2013 and (ii) he has been granted options to purchase 600,000 shares of the Company’s common stock, 300,000 of which vest on September 11, 2012 (the date of issue) and 300,000 of which will vest on March 11, 2013, if his agreement has not been terminated prior to such date.  However, if the closing price of the Company’s common stock is $3.00 or greater (subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events affecting all of the shares of Company common stock) for 20 consecutive trading days during which the average reported sales trading volume per day on any national exchange or the OTC Bulletin Board exceeds 7,500 shares, then all options to purchase shares of Company common stock granted shall vest immediately.  The consulting agreement may be terminated at any time upon not less than five days’ written notice by either party.  Mr. Chen’s responsibilities are to serve in the Office of the Chairman, applying his engineering and technology business oversight expertise.

Mr. Chen has been a director of the Company since February 2011.  As of the effective date of his appointment to the Office of the Chairman, he is no longer considered an “independent director” of the Company under its Corporate Governance Rules.

A copy of Mr. Chen’s Consulting Agreement is attached as Exhibit 10.2 to this Form 8-K and is incorporated by reference.

A description of Mr. Chen’s background and experience can be found in the Company’s Annual Report on Form 10-K for the period ended June 30, 2011.

Item 8.01.  Other Events.

On September [12], 2012, the Company issued a press release relating to its presentation at the Bank of America Merrill Lynch 2012 Media, Communications & Entertainment Conference.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.  A copy of the presentation is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Function(x) Inc. and John C. Small, dated as of August 16, 2011
10.2	Consulting Agreement between the Company and Benjamin Chen, dated September 11, 2012
99.1	Press Release dated September [12], 2012
99.2	Company presentation at the Bank of America Merrill Lynch 2012 Media, Communications & Entertainment Conference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGGLE INC.
	By:	/s/ Mitchell J. Nelson
	Name:	Mitchell J. Nelson
	Title:	Executive Vice President, General Counsel and Secretary
DATE: September 13, 2012

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INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Employment Agreement between Function(x) Inc. and John C. Small, dated as of August 16, 2011
10.2	Consulting Agreement between the Company and Benjamin Chen, dated September 11, 2012
99.1	Press Release dated September [12], 2012
99.2	Company presentation at the Bank of America Merrill Lynch 2012 Media, Communications & Entertainment Conference

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